UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2017

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32630	16-1725106
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (904) 854-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 17, 2017 at 5:00 p.m., Eastern time (the “Effective Time”), Fidelity National Financial, Inc. (the “Company”) completed its previously announced split-off (the “Split-Off”) of its former wholly-owned subsidiary Cannae Holdings, Inc. (“Cannae”).

The Split-Off was accomplished by the redemption (the “Redemption”) by the Company of all of the outstanding shares of FNFV Group common stock, par value $0.0001 per share (“FNFV common stock”) for outstanding shares of common stock of Cannae, par value $0.0001 per share (“Cannae common stock”), amounting to a redemption on a per share basis of each outstanding share of FNFV common stock for one share of Cannae common stock, as of 5:00 p.m., Eastern time, on November 17, 2017. As a result of the Split-Off, Cannae is a separate, publicly traded company and its businesses, assets and liabilities will primarily consist of those formerly attributed to the FNFV common stock, including Ceridian Holding, LLC, American Blue Ribbon Holdings, LLC and T-System Holding LLC. All of the Company’s core title insurance, real estate, technology and mortgage related businesses, assets and liabilities currently attributed to the Company’s FNF Group common stock that are not held by Cannae remain with the Company.

In connection with the Split-Off, the following agreements were entered into by the Company and Cannae (the “Split-Off Agreements”):

•                  a Reorganization Agreement, dated as of November 17, 2017, between the Company and Cannae, which provides for, among other things, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between the Company and Cannae with respect to and resulting from the Split-Off;

•                  a Tax Matters Agreement, dated as of November 17, 2017, between the Company and Cannae, which governs the Company’s and Cannae’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters; and

•                  a Voting Agreement, dated as of November 17, 2017, by and between the Company and Cannae, pursuant to which the Company agrees to appear or cause all shares of Cannae common stock that the Company or its subsidiaries, as applicable, own after the Split-Off to be counted as present at any meeting of the stockholders of Cannae, for the purpose of establishing a quorum, and agrees to vote all of such shares of Cannae common stock (or cause them to be voted) in the same manner as, and in the same proportion to, all shares voted by holders of Cannae common stock (other than the Company and its subsidiaries).

The section of the proxy statement/prospectus forming a part of Amendment No. 7 to Cannae’s Registration Statement on Form S-1 on Form S-4, filed with the Securities and Exchange Commission on October 18, 2017 (File No. 333-217886), entitled “Certain Relationships and Related Party Transactions—Relationships Between Splitco and FNF” which describes the material terms of the Split-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Split-Off Agreements, which are filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Frank P. Willey from the Board of Directors

On November 17, 2017, Frank P. Willey resigned from the Company’s board of directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s special meeting of holders of its FNFV common stock (such holders, the “FNFV Stockholders”) held on November 17, 2017 (the “Special Meeting”), the following proposals were considered and acted upon by the FNFV Stockholders: (1) a proposal (the “Redemption Proposal”) to approve the redemption by the Company of all of the outstanding shares of FNFV common stock for shares of Cannae common stock, amounting to a redemption on a per share basis of each outstanding share of FNFV common stock for one share of Cannae common stock; and (ii) a proposal (the “Adjournment Proposal”) to authorize the adjournment of the Special Meeting by the Company to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Redemption Proposal. The number of votes cast for or against, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. The Redemption Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,926,906	65,324	59,009	—

Accordingly, the Redemption Proposal was approved.

2. The Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,532,964	2,462,650	57,625	—

Accordingly, the Adjournment Proposal was approved.

Item 8.01. Other Events

On November 20, 2017, the Company and Cannae issued a joint press release (the “Press Release”) announcing the completion of the Split-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Name
2.1	Reorganization Agreement, dated as of November 17, 2017, by and between Fidelity National Financial, Inc. and Cannae Holdings, Inc.

10.1	Tax Matters Agreement, dated as of November 17, 2017, by and between Fidelity National Financial, Inc. and Cannae Holdings, Inc.

10.2	Voting Agreement, dated as of November 17, 2017, by and between Fidelity National Financial, Inc. and Cannae Holdings, Inc.

99.1	Press Release, dated November 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2017

FIDELITY NATIONAL FINANCIAL, INC.

	By:	/s/ Michael L. Gravelle
		Name: Title:	Michael L. Gravelle Executive Vice President, General Counsel and Corporate Secretary